EXHIBIT 5
                                 ALSTON&BIRD LLP
                         3201 Beechleaf Court, Suite 600
                             Raleigh, NC 27604-1062

                                  919-862-2200
                                Fax: 919-862-2260
                                 www.alston.com


    One Atlantic Center      Bank of America Plaza
 1201 West Peachtree Street 101 South Tryon Street,
   Atlanta, GA 30309-3424          Suite 4000
        404-881-7000        Charlotte, NC 28280-4000
     Fax: 404-881-7777            704-444-1000
                               Fax: 704-444-1111




     90 Park Avenue        601 Pennsylvania Avenue,
   New York, NY 10016                N.W.
      212-210-9400        North Building, 10th Floor
    Fax: 212-210-9444     Washington, DC 20004-2601
                                 202-756-3300
                              Fax: 202-756-3333


Robert H. Bergdolt      Direct Dial: 919-862-2216   E-mail: rbergdolt@alston.com

                                 October 8, 2004


BNP Residential Properties, Inc.
301 South College Street
Suite 3850
Charlotte, NC 28202-6024

         Re:      Form S-8 Registration Statement -
                  Amended and Restated 1994 Stock Option and Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel for BNP Residential Properties, Inc., a Maryland corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 570,000 shares of the Corporation's Common Stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Corporation's Amended and Restated 1994 Stock Option and Incentive Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Plan, the Amended and Restated Articles of Incorporation of the Corporation, the Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
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         This opinion letter is provided solely for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the 570,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan are duly authorized and, when issued and delivered against payment therefore in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                 Sincerely,

                                 ALSTON & BIRD LLP


                                 By:  /s/ Robert H. Bergdolt
                                    ---------------------------------------
                                     Robert H. Bergdolt
                                     Partner

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